UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023 (February 21, 2023)

African Gold Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40121	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

434 Mamaroneck Avenue Mamaroneck, NY	10543
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 815-2772

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and three-quarters of one Redeemable Warrant	AGAC.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	AGAC	New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50		None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Delayed Financial Statement Filings

n February 15, 2023 African Gold Acquisition Corporation (the “Company”) submitted a delayed filings Extension (“Request Letter”) to the New York Stock Exchange (“NYSE”) regarding certain delayed financial statement filings with the Securities and Exchange Commission (the “SEC”), specifically the Company’s Quarterly Reports on Form 10-Q for the periods ended June 30, 2022 and September 30, 2022. The Company requested an extension to complete and file the delayed filings and any subsequent delayed filings pursuant to the NYSE’s late filer rules outlined in Section 802.01E of the Listed Company Manual. As has been previously disclosed in the Company’s prior filings on Form 8-K, the Company has been monitored and is under review by the NYSE in light of these delays and remains on the NYSE “late filers” list.

On February 21, 2023 the Company received approval from the NYSE’s Listings Operations Committee (the “Committee”) to provide the Company with an additional trading period through May 9, 2023 (the “Additional Trading Period”), subject to reassessment on an ongoing basis. NYSE Regulation senior management has approved the Committee’s decision and additional request for information.

The NYSE has stated that it is prepared to continue the listing of the Company at this time and will closely monitor the Company’s progress with the milestones and timing outlined in its Request Letter. Failure to achieve these interim milestones could result in accelerated trading suspension prior to the end of the Additional Trading Period. In addition, in the event that the Company does not complete its delayed filings and any subsequent delayed filings with the SEC by August 22, 2023, the end of the maximum 12-month cure period, the NYSE will move forward with the initiation of suspension and delisting procedures. The NYSE will also continue to monitor the Company’s progress on its other delayed filings as part of its continued listing assessment and will maintain the “LF” indicator on the Company’s securities and include the Company on the “late filer” list on www.nyse.com until such time as the Company is current with all prior periodic SEC filings.

SEC Cease and Desist Order

As previously disclosed, on September 7, 2022 the Company received an information and document request from the SEC which sought, inter alia, documents relating to the Company’s investigation into the Company’s former chief financial officer, Cooper Morgenthau’s improper withdrawals from the Company’s operating bank accounts and deliberate actions to conceal them, including by falsifying documents. The Company has been cooperating with the SEC’s request and has been voluntarily providing the SEC with requested documents.

On February 22, 2023, the SEC announced that it had charged the Company with internal controls, reporting, and recordkeeping failures and that it had accepted an Offer of Settlement submitted by the Company. Under the settlement, without admitting or denying the SEC’s finding in this matter, the Company has consented to the entry of a cease-and-desist order against the Company (the “Order”) with respect to certain violations of federal securities laws which require companies (i) to file with the SEC complete and accurate annual and quarterly reports and that such reports contain further material information as may be necessary to make the required statements not misleading, (ii) to make and keep books, records, and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of their assets, (iii) to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, or any other criteria applicable to such statements and (iv) to maintain internal control over financial reporting and disclosure controls and procedures (“DCP”) as well as the requirement to evaluate the effectiveness of the DPC. The Company has agreed to cease and desist from committing or causing any violations and any future violations of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934 and Rules 13a-1, 13a-13, 13a-15(a)-(b) and 12b-20 thereunder and has agreed to pay a civil monetary penalty of $103,591.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFRICAN GOLD ACQUISITION CORPORATION

Dated: February 27, 2023	By:	/s/ Christopher Chadwick
	Name:	Christopher Chadwick
	Title:	Chief Executive Officer

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